SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12

PROXIM CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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935 Stewart Drive

Sunnyvale, California 94085

September 4, 2002

Dear Proxim Stockholders:

      On August 5, 2002, we acquired all assets primarily relating to the 802.11 wireless local area network equipment business of Agere Systems Inc., including its ORiNOCO product line, for $65 million in cash. In order to finance the acquisition, several private equity investors purchased shares of our Series A preferred stock and warrants to purchase shares of our common stock for $41 million, and loaned us an additional $34 million evidenced by convertible notes.

      As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Marketplace Rule 4350(i) requires stockholder approval prior to some issuances of common stock or securities convertible into or exchangeable for common stock representing 20% or more of our outstanding common stock or that could potentially result in a change of control. We believe that it is in the best interests of our company and our stockholders that the $34 million of indebtedness be converted into additional shares of our Series A preferred stock with an initial liquidation preference of $34 million and that we issue to these investors warrants to purchase approximately 5.563 million shares of our common stock, which will result in these investors having been issued securities representing, on conversion or exercise, more than 20% of our outstanding common stock. Accordingly, under Marketplace Rule 4350(i), we are seeking stockholder approval.

      The proposal will be voted on at a special meeting of stockholders on Tuesday, October 8, 2002 at 10:00 a.m. local time at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California and must be approved by a majority of total votes cast in person or by proxy. Only those stockholders who held shares of our common stock at the close of business on August 27, 2002 will be entitled to vote at the special meeting.

      Our Board of Directors believes that approval of the proposal is in the best interests of our company and stockholders for the following reasons:

•	we will pay a lower accretion and dividend rate on the Series A preferred stock than the interest rate on the notes (8% vs. 10%);

•	we will no longer be subject to the restrictive covenants that are contained in the notes;

•	assuming conversion of the notes, we will have more flexibility with respect to future financing needs;

•	we will not have to make cash payments on the Series A preferred stock until February 5, 2006 (unless we undergo an earlier change in control), and even following this date, we will have the opportunity, at our option, to pay dividends on the Series A preferred stock in shares of our common stock instead of cash; and

•	if we do not convert the notes, the investors can require repayment of the notes, which will require us to seek and secure immediate refinancing. We may not be able to secure refinancing and we run the risk of having to secure financing on terms less favorable than the terms provided by the Series A preferred stock.

      Accordingly, our Board of Directors has unanimously approved the conversion of the notes into shares of our Series A preferred stock and the issuance of the warrants, and recommends that you vote “FOR” the approval of the proposal.

      The matters to be considered at the special meeting are of great importance to our company and stockholders. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone by following the instructions provided on the proxy card.

      This proxy statement is dated September 4, 2002, and is first being mailed to Proxim stockholders on or about September 6, 2002.

      On behalf of our Board of Directors, I thank you for your support and urge you to vote “FOR” approval of the proposal.

Sincerely,

JONATHAN N. ZAKIN
Chairman and Chief Executive Officer

935 Stewart Drive
Sunnyvale, California 94085

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on October 8, 2002

To the Stockholders of Proxim Corporation:

      We will hold a special meeting of stockholders on Tuesday, October 8, 2002 at 10:00 a.m. local time at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California for the following purposes:

1. To approve the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock.

2. To transact other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      Please carefully read the attached proxy statement for additional information concerning the matter to be considered at the special meeting. Our Board of Directors has fixed the close of business on August 27, 2002 as the record date for identifying those stockholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof.

      All stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Holders of record may also vote by telephone by following the instructions provided on the enclosed proxy card. Even if you have returned your proxy card or voted by telephone, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name.

By Order of the Board of Directors,

KEITH E. GLOVER
Executive Vice President,
Chief Financial Officer and Secretary

Sunnyvale, California

September 4, 2002

PROXY STATEMENT
QUESTIONS AND ANSWERS
SUMMARY OF THE PROXY STATEMENT
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on October 8, 2002

QUESTIONS AND ANSWERS

      Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proposal.

Q.     What proposals are stockholders being asked to consider at the upcoming special meeting?

A.     We are seeking the approval of one proposal. This proposal relates to the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock.

Q.     Why is Proxim seeking stockholder approval for this proposal?

A.     As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Marketplace Rule 4350(i) requires stockholder approval prior to some issuances of common stock or securities convertible into or exchangeable for common stock representing 20% or more of our outstanding common stock or an issuance that could potentially result in a change of control of us. On August 5, 2002, we issued to several investors shares of Series A preferred stock and warrants to purchase our common stock which represented, on an as-converted and as-exercised basis (including three years of liquidation preference accretion on the Series A preferred stock), 19.9% of our outstanding common stock as of June 16, 2002. As part of this transaction, we also borrowed from these investors $34 million in exchange for an equal principal amount of convertible notes. Subject to stockholder approval, we and the investors have agreed to convert these notes into additional shares of our Series A preferred stock and that we will issue to these investors additional warrants to purchase our common stock. These additional issuances will result in these investors having been issued securities representing, on conversion or exercise, more than 20% of our outstanding common stock as of June 16, 2002. Accordingly, under Marketplace Rule 4350(i) of the National Association of Securities Dealers, we are seeking stockholder approval of the conversion of the notes into Series A preferred stock and issuance of additional warrants.

Q.     What does our Board recommend?

A.     Our Board of Directors has unanimously determined that the conversion of our convertible notes into additional shares of Series A preferred stock and the issuance of warrants to purchase our common stock is in the best interests of our company and stockholders. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Q.     What vote is required to approve the proposal?

A.     The affirmative vote of a majority of the total votes cast on the proposal in person or by proxy is required to approve the proposal. Only our common stockholders may vote; holders of our Series A preferred stock are not entitled to vote on the proposal. As of the record date, 119,283,154 shares of our common stock were issued, outstanding and entitled to vote at the special meeting. Jonathan N. Zakin, our Chairman and Chief Executive Officer with the power to vote 5,078,222 shares of our common stock, constituting approximately 4.3% of the outstanding shares of our common stock as of the record date, has agreed to vote his shares in favor of the proposal. In addition, affiliates of Ripplewood Investments L.L.C. that beneficially own 32,090,056 shares of our common stock, constituting approximately 27% of the outstanding shares of our common stock as of the record date, have agreed to vote their shares in favor of the proposal.

Q.     What happens if the proposal is approved?

A.     If the proposal is approved, the convertible notes issued to our preferred stockholders will automatically convert into shares of our Series A preferred stock with an initial liquidation preference equal to $34 million and we will issue to our preferred stockholders warrants to purchase approximately 5.563 million shares of our common stock.

Q.     What happens if the proposal is not approved?

A.     If the proposal is not approved, the notes will not be converted and no additional warrants will be issued to our preferred stockholders. We may immediately redeem the convertible notes at their outstanding principal amount plus accrued and unpaid interest. Additionally, from and after the earlier of an event of default and December 31, 2002, the noteholders may demand immediate repayment of the notes at the outstanding principal amount plus accrued and unpaid interest. If the proposal is not approved, we will be required to find alternative financing sources to fund the repayment of the notes. We may not be able to secure refinancing and we run the risk of having to secure financing on terms less favorable than the terms provided by the Series A preferred stock.

Q.     What should I do now?

A.     You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone as provided on the proxy card to ensure that your vote is counted at the special meeting.

Q.     How do I vote?

A.     Mail your signed proxy card in the enclosed return envelope or vote by telephone as provided on the proxy card as soon as possible so that your shares may be represented at the special meeting. If your shares are held in “street name” by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted at the special meeting.

Q.     What if I do not vote?

A.     If you fail to respond, your shares will neither be voted nor count for purposes of obtaining a quorum. If you respond and abstain from voting, your shares will count for purposes of obtaining a quorum and will have the same effect as a vote against the proposal. If you respond by returning a properly executed proxy card without instructions, your shares will be voted “FOR” adoption of the proposal.

Q.     How can I change my vote after I have mailed my proxy card?

A.     If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the special meeting, or by attending the special meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the directions received from your broker to change your vote.

SUMMARY OF THE PROXY STATEMENT

      This summary of the proxy statement highlights selected information in this proxy statement and does not contain all of the information that is important to you. You should read this entire proxy statement, including the appendices and the other documents we refer to, for a more complete understanding of the proposal.

The Special Meeting (see page 8)

      The enclosed proxy is solicited on behalf of the Board of Directors of Proxim Corporation for use at our special meeting of stockholders to be held on Tuesday, October 8, 2002 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. The special meeting will be held at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California.

Background (see pages 11 and 12)

      On August 5, 2002, we acquired all assets primarily relating to the 802.11 wireless local area network equipment business of Agere Systems Inc., including its ORiNOCO product line (the “ORiNOCO Business”), for $65 million in cash.

      In order to finance this acquisition, we entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”), Broadview Capital Partners L.P., Broadview Capital Partners Qualified Purchasers Fund L.P. and Broadview Capital Partners Affiliates Fund LLC, dated as of June 16, 2002 and as amended as of August 5, 2002, pursuant to which these investors agreed to invest $75 million in our company to finance our acquisition of the ORiNOCO Business, the payment of related fees and expenses and for working capital requirements. On August 5, 2002, at the closing of the ORiNOCO Business acquisition, we issued to these investors shares of our Series A preferred stock with an initial liquidation preference of $41 million and warrants to purchase approximately 6.708 million shares of our common stock at an exercise price of $3.0559 per share. The Series A preferred stock is convertible after the special meeting into shares of our common stock at an initial conversion price of $3.0559 per share. The outstanding Series A preferred stock and warrants collectively represented, on an as-converted and as-exercised basis (including three years of liquidation preference accretion on the Series A preferred stock), 19.9% of our outstanding common stock as of June 16, 2002. We also issued to the investors $34 million of convertible notes bearing interest at 10% per year in exchange for a loan of equal principal amount. These notes are automatically convertible into shares of Series A preferred stock upon stockholder approval of the proposal at the special meeting, and we also agreed to issue to the investors additional warrants to purchase approximately 5.563 million shares of our common stock upon stockholder approval of the proposal. If stockholder approval of the proposal is not obtained, we may repay the notes plus interest at any time or the noteholders may require us to repay the notes at any time after December 31, 2002.

Voting Agreements (see page 9)

      Jonathan N. Zakin, our Chairman and Chief Executive Officer with the power to vote approximately 4.3% of our outstanding common stock as of the record date, and affiliates of Ripplewood Investments L.L.C. that beneficially own approximately 27% of the outstanding shares of our common stock as of the record date, have agreed to vote their shares in favor of the proposal at the special meeting. In exchange for their voting agreement, these affiliates of Ripplewood Investments L.L.C. were released, as of the record date for the special meeting, from the transfer restrictions imposed on their shares arising under the stockholders agreement they entered into with us on January 16, 2002.

Material Terms of the Notes (see pages 12 and 13)

      The following description summarizes the material terms of the notes. You are urged to read carefully the form of note in its entirety, a copy of which is attached as Appendix A.

      Principal, Maturity and Interest (see page 12). The notes have an aggregate principal amount of $34 million. The notes generally become due and payable either upon the occurrence of an event of default or December 31, 2002. In addition, we have the right to prepay the notes without penalty or premium after the earlier of (i) the date of the special meeting, if the proposal is not approved at the special meeting and (ii) December 31, 2002.

      Interest on the notes accrues at the rate of 10% per annum, compounded semi-annually, prior to maturity, and 12% per annum after the date the notes mature or the notes accelerate upon an event of default.

      Covenants (see pages 12 and 13). Without the prior written consent of the investors holding a majority of the principal amount of the notes, we may not generally:

•	incur any indebtedness for money borrowed other than:

•	indebtedness not in excess of $20 million (including under existing lines of credit) and

•	indebtedness the net proceeds of which are used to repay the notes in their entirety;

•	grant or permit any liens, pledges or encumbrances on any of our assets;

•	sell any material assets for consideration in excess of $10 million in the aggregate, other than sales of inventory in the ordinary course of business; or

•	pay or declare any dividend or distribution.

      Conversion (see page 12). If our stockholders approve the proposal, all outstanding notes will immediately and automatically be converted into shares of our Series A preferred stock with an initial liquidation preference equal to the principal amount of the converted indebtedness. Each share of Series A preferred stock will have an initial liquidation preference of $25.00.

      Upon conversion of the notes, we will be required to pay to the investors an amount in cash equal to 20% of the accrued but unpaid interest on the notes and the investors will forfeit any remaining accrued but unpaid interest on the notes.

      The liquidation preference for the shares of Series A preferred stock issued upon conversion of the notes will accrete pursuant to the terms of the Series A preferred stock from August 5, 2002, the date on which the notes and Series A preferred stock were originally issued to the investors.

Material Terms of the Series A Preferred (see pages 13, 14 and 15)

      The following description summarizes the material terms of the Series A preferred stock. You are urged to read carefully in its entirety the Certificate of Designations which fully sets forth the terms of our Series A preferred stock. A copy of the Certificate of Designations is attached as Appendix B.

      Dividends (see page 13). The Series A preferred stock will receive dividends or distributions declared on the common stock on an as-converted basis. In addition, from August 6, 2005 through August 5, 2007, shares of Series A preferred stock will be entitled to dividends equal to 8% of their liquidation preference per annum, payable in cash or shares of our common stock (at our option) valued at the then-market price.

      Liquidation Preference (see pages 13 and 14). The initial liquidation preference for the shares of Series A preferred stock is $25.00 per share. The liquidation preference accretes at 8% per annum, compounded semi-annually, through August 5, 2005. The liquidation preference is generally subject to adjustment in the event we undertake a business combination or other extraordinary transaction, or we are liquidated or dissolved. Instead of receiving the liquidation preference, holders of our Series A preferred stock may elect to participate with our common stock upon a liquidation.

      Redemption (see page 14). On August 5, 2007, we will be required to redeem all outstanding shares of Series A preferred stock, if any, for cash equal to their then current liquidation preference plus accrued and unpaid dividends.

      Conversion Price (see page 14). The initial price at which the Series A preferred stock may be converted into shares of our common stock is $3.0559.

      Conversion by Proxim (see page 14). We can require conversion of the Series A preferred stock:

•	after August 5, 2004, in whole or in part, if the closing market price of our common stock exceeds 250% of the conversion price then in effect for 30 consecutive trading days;

•	after August 5, 2005, in whole or in part, if the closing market price of our common stock exceeds 200% of the conversion price then in effect for 30 consecutive trading days;

•	after August 5, 2006, in whole or in part, if the closing market price of our common stock exceeds 150% of the conversion price then in effect for 30 consecutive trading days; and

•	as described below under “Change in Control.”

      Conversion by the Investors (see page 14). The Series A preferred stock is convertible at any time following the special meeting regardless of the outcome of the stockholder vote on the proposal, in whole or in part, into that number of shares of common stock equal to the liquidation preference then in effect divided by the then current conversion price.

      Change in Control (see page 14). Upon a business combination or other transaction where generally 50% or more of our voting common stock is acquired or held by any person other than our stockholders prior to the transaction, we will have the right to convert the Series A preferred stock, in whole or in part, into the then current number of shares of common stock equal to the liquidation preference then in effect divided by the conversion price, and holders of the Series A preferred stock receiving the common stock will receive the consideration from the change in control transaction upon conversion. We will only have the right to effect this conversion if the consideration to be received from the change in control transaction is in liquid securities or cash and has a fair market value equal to or greater than 110% of the liquidation preference then in effect. If the consideration is less than 110% of the then current liquidation preference, we may either:

•	modify the conversion price so that the consideration equals 110% of the liquidation preference then in effect; or

•	repurchase the Series A preferred stock for cash within 60 days of the change in control transaction at 101% of the liquidation preference then in effect.

      Upon a change in control transaction before August 5, 2005, the liquidation preference will automatically increase to include three full years of accretion at 8% per annum.

      Anti-Dilution (see page 15). The conversion price will be subject to customary weighted average anti-dilution adjustments and other customary adjustments upon some transactions that affect our capital stock.

      Purchase Rights (see page 15). If we generally issue or sell to our common stockholders any options, warrants or other rights or securities to purchase or acquire our common stock or property, and these grants, issuances or sales do not result in an adjustment of the Series A preferred stock conversion price, then each holder of Series A preferred stock will generally be entitled to acquire on the same terms these securities or rights on an as-converted basis.

      Voting Rights (see page 15). Prior to and at the special meeting, holders of Series A preferred stock have no voting rights. Following the special meeting, holders of Series A preferred stock generally have the right to vote with our common stockholders on an as-converted basis. In addition, the approval of holders of a majority of the Series A preferred stock is generally required to approve:

•	changes to our certificate of incorporation or bylaws adverse to the rights of the holders of the Series A preferred stock;

•	sales or issuances of equity securities ranking at the same level as or senior to the Series A preferred stock; and

•	repurchases or redemptions of, or dividends on, our common stock.

Material Terms of the Warrants (see pages 15 and 16)

      The following description summarizes the material terms of the warrants. You are urged to read carefully the form of warrant in its entirety, a copy of which is attached hereto as Appendix C.

      Number of Shares and Exercise Price (see page 15). On August 5, 2002, we issued to the investors warrants to purchase 6,708,335 shares of our common stock at an exercise price of $3.0559 per share. The additional warrants will grant the investors the right to purchase approximately 5.563 million additional shares of our common stock at an exercise price of $3.0559 per share. All of the warrants are exercisable at any time, in whole or in part. However, any shares of our common stock issued upon exercise of the warrants may not be voted prior to or at the special meeting.

      Expiration (see page 16). The warrants will automatically expire on August 5, 2007.

      Adjustments in the Exercise Price (see page 16). The exercise price and the number of shares issuable upon exercise of the warrants will be subject to customary weighted average anti-dilution adjustments and other customary adjustments upon some transactions affecting our common stock.

Effects of the Conversion of the Notes and Issuance of Warrants (see pages 16 and 17)

      The issuance of the additional warrants and Series A preferred stock upon conversion of the notes will be dilutive to the outstanding shares of our common stock on an as-converted and as-exercised basis. If the notes are converted into shares of Series A preferred stock and we issue the additional warrants, the investors will initially hold on an as-converted and as-exercised basis approximately 24% of our common stock.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

      This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for Proxim’s stock, and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

      When we use the words “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

      These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	changes in technology that may increase the number of competitors we face or require significant capital expenditures to provide competitive products and services;

•	the effects of vigorous competition in the markets in which we operate;

•	the ability to enter into agreements, and the cost of entering new territories necessary, to provide international services;

•	general economic or business conditions that may be less favorable than expected, resulting in, among other things, lower than expected revenues;

•	legislative or regulatory changes may adversely affect the business in which we are engaged;

•	adverse changes may occur in the securities markets;

•	costs or difficulties related to the integration of the ORiNOCO Business with our business may be greater than expected; and

•	other factors, including, but not limited to, economic, key employee, competitive, regulatory, governmental and technological factors, which may affect us.

THE SPECIAL MEETING

Proxy Solicitation Materials

      The enclosed proxy is solicited on behalf of our Board of Directors for use at our special meeting or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice. These proxy solicitation materials are being first sent to all stockholders entitled to vote at the special meeting on or about September 6, 2002.

Date, Time and Place of the Special Meeting

      The special meeting will be held on Tuesday, October 8, 2002 at 10:00 a.m. local time, at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California.

Solicitation

      We will pay for the entire cost of proxy solicitations in connection with the special meeting, including preparation, assembly, printing and mailing of solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of our common stock. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials. Although solicitation of proxies will generally be made by mail, directors, officers or other regular employees of ours, or if we request, our proxy solicitor, may also solicit proxies by telephone, telegram or in person. We will not additionally compensate directors, officers or other regular employees for these services but Georgeson Shareholder, our proxy solicitor, will be paid its customary fee of approximately $7,500 if we use it for solicitation.

Matters to be Considered at the Special Meeting

      At the special meeting and any adjournment or postponement of the special meeting, our stockholders will be asked to consider and vote upon the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock.

      We may also transact other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date, Voting Rights and Outstanding Shares

      Only common stockholders of record at the close of business on August 27, 2002 will be entitled to notice of, and to vote at, the special meeting. At the close of business on August 27, 2002, 119,283,154 shares of our common stock were outstanding and entitled to vote, and were held by approximately 373 stockholders of record. Each holder of record of our common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. At the special meeting, Series A preferred stockholders will not be entitled to vote either their shares of Series A preferred stock or their common stock, if any, acquired on exercise of their warrants.

      Proxies properly executed, duly returned to the company and not revoked will be voted in accordance with the specifications made in the proxy card. Where no specifications are given, the proxies will be voted in favor of the proposal. If any matter not described in this proxy statement is properly presented for action at the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote according to their best judgment. All votes will be tabulated by the inspector of stockholder votes appointed for the meeting, who will separately tabulate affirmative and negative votes. Proxy holders may adjourn the special meeting to solicit additional proxies if necessary.

Vote Required

      Pursuant to the rules of the National Association of Securities Dealers and our bylaws, the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy is required to approve the proposal.

Voting Agreements

      Jonathan N. Zakin, our Chairman and Chief Executive Officer with the power to vote 5,078,222 shares of our common stock, constituting approximately 4.3% of our outstanding common stock as of the record date, has agreed to vote his shares in favor of the proposal at the special meeting. In addition, affiliates of Ripplewood Investments L.L.C. that beneficially own 32,090,056 shares of our common stock, constituting approximately 27% of the outstanding shares of our common stock as of the record date, have agreed to vote their shares in favor of the proposal at the special meeting.

      In exchange for their voting agreement, these affiliates of Ripplewood Investments L.L.C. were released, as of the record date for the special meeting, from the transfer restrictions currently imposed on their shares of our common stock arising under the stockholders agreement they entered into with us on January 16, 2002. We also generally agreed to indemnify affiliates of Ripplewood Investments L.L.C. against any losses or expenses incurred by them that arise from the transactions contemplated by the Securities Purchase Agreement with the investors or their voting agreement, excluding any losses and expenses arising from breach by these affiliates of the voting agreement to which they are a party.

Quorum, Abstentions and Broker Non-Votes

      The required quorum for the transaction of business at the special meeting is a majority of votes eligible to be cast by the holders of shares of common stock issued and outstanding as of the record date. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to the proposal. If a quorum is not present in person or represented by proxy, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

      While shares that reflect abstentions or broker non-votes (shares held by a broker or nominee that does not have the authority to vote on the matter) will be counted as shares that are present for purposes of determining the presence of a quorum, proxies that reflect abstentions will have the same effect as a vote against the proposal, and proxies that reflect broker non-votes will have the effect of neither a vote for nor a vote against the proposal.

Revocability of Proxies

      Any person giving a proxy in response to this solicitation has the power to revoke it at any time prior to the time that the proxy is voted at the special meeting. Proxies may be revoked by any of the following actions:

•	delivering a written notice to our Corporate Secretary at our principal executive offices (935 Stewart Drive, Sunnyvale, California 94085) bearing a date later than the date of the proxy stating that the proxy is revoked;

•	signing and delivering a later-dated proxy relating to the same shares to our Corporate Secretary at our principal executive offices;

•	delivering a later-dated proxy using the telephone voting procedures described on the enclosed proxy card; and

•	attending the special meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

      If your shares are held in “street name” by your broker, you must follow the directions received from your broker to change your vote.

Stockholder Proposals

      Stockholder proposals that are intended to be presented at our 2003 annual meeting of stockholders must be received by us no later than January 14, 2003 in order to be included in the proxy statement and proxy card relating to that annual meeting. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

      If a stockholder intends to submit a proposal at our 2003 annual meeting of stockholders that is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice no later than March 28, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2003 annual meeting.

      We have not been notified by any stockholder of its intention to present a stockholder proposal at the special meeting.

Accountants

      The firm of Arthur Andersen, our independent auditors for the last completed fiscal year, is not expected to be present at the special meeting. The firm of PriceWaterhouseCoopers LLP, our current independent auditors, is expected to be present at the special meeting and will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

Multiple Stockholders Sharing One Address

      In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Corporate Secretary at (408) 731-2700, and requests in writing should be sent to Proxim Corporation, Attention: Corporate Secretary, 935 Stewart Drive, Sunnyvale, California 94085. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

PROPOSAL

APPROVAL OF THE CONVERSION OF $34 MILLION IN OUTSTANDING PRINCIPAL

AMOUNT OF OUR INDEBTEDNESS INTO SHARES OF OUR SERIES A PREFERRED
STOCK WITH AN INITIAL $34 MILLION LIQUIDATION PREFERENCE AND THE
ISSUANCE OF WARRANTS TO PURCHASE APPROXIMATELY 5.563 MILLION SHARES
OF OUR COMMON STOCK

      At the special meeting, our stockholders will be asked to approve the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock. The terms of the Series A preferred stock, the notes and the warrants are set forth below.

Background

      Merger with Proxim, Inc. On March 26, 2002, we (formerly known as Western Multiplex Corporation) merged with Proxim, Inc. to create one of the industry’s first end-to-end wireless equipment manufacturers capable of building wireless networks from the internet service provider to end users’ personal and laptop computers. In connection with the merger, each share of Proxim, Inc. was converted into 1.8896 of our shares and we changed our name to Proxim Corporation. The stockholders of each company before the merger owned approximately 50% of the combined company following the merger. Additional information about the merger and the merger agreement is available free of charge from the Securities and Exchange Commission (“SEC”) web site located at www.sec.gov.

      ORiNOCO Business Acquisition. On August 5, 2002, we acquired Agere’s 802.11 wireless local area network equipment business, including its ORiNOCO product line for $65 million in cash. The addition of the ORiNOCO product line adds a premium label and rounds out our wireless equipment product line. The transaction will allow us to continue our consolidation of the wireless infrastructure industry, and to fulfill our vision of integrated wireless connectivity from the core network to devices in a home, office or public space.

      In connection with the acquisition, we also entered into:

•	a three-year supply agreement pursuant to which Agere will supply us with chipsets, modules and client cards at specified prices;

•	a perpetual license to use Agere technology related to the ORiNOCO Business; and

•	a 7 1/2 year patent cross-license agreement whereby each of Proxim and Agere has a license to the wireless communication patent portfolios of the other. Upon delivery of the patent cross license agreement, we and Agere also agreed to settle our pending patent-related litigation.

      Financing. In order to finance the acquisition of the ORiNOCO Business, we entered into a Securities Purchase Agreement with several investors, pursuant to which the investors agreed, among other things, to invest $75 million in our company in exchange for our Series A preferred stock, convertible notes and warrants to purchase shares of our common stock. The $75 million has been used to finance the acquisition of the ORiNOCO Business, to pay for related fees and expenses and for our working capital requirements.

      On August 5, 2002, we issued to the investors shares of our Series A preferred stock with an initial liquidation preference equal to $41 million and warrants to purchase approximately 6.708 million shares of our common stock at an exercise price of $3.0559 per share. The Series A preferred stock is convertible into our common stock as described below under “Terms of the Series A Preferred.” These shares of Series A preferred stock and warrants collectively represented, on an as-converted and as-exercised basis (including three years of liquidation preference accretion on the Series A preferred stock), 19.9% of our outstanding common stock as of June 16, 2002. We also issued to these investors $34 million in indebtedness represented by convertible notes. The terms of the notes are described below under “Terms of the Notes.” The financing was consummated with our agreement to call the special meeting to approve the conversion of these notes into additional shares of Series A preferred stock and issue additional warrants.

      We considered the following information in establishing the terms and conditions of the financing:

•	the advice of our financial advisors,

•	term sheets from alternative financing sources,

•	the general financing environment,

•	comparable transactions within our industry,

•	the viability of other financing alternatives and

•	the feedback received from discussions with potential investors.

The terms of the financing were ultimately determined through an arms-length negotiation between the parties.

Board Recommendation

      Our Board of Directors has unanimously approved the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock, and recommends that you vote “FOR” the approval of the proposal.

Terms of the Notes

      The following description summarizes the material terms of the notes. You are urged to read carefully the form of note in its entirety, a copy of which is attached as Appendix A.

      Principal, Maturity and Interest. We issued the notes with an aggregate principal amount of $34 million. The notes generally mature either upon an event of default (as described below) or December 31, 2002.

      Interest on the notes accrues at the rate of 10% per annum, compounded semi-annually. Amounts due and owing under the notes after the date the notes mature (including upon acceleration in case of an event of default) will accrue interest at the rate of 12% per annum.

      Payments. The notes may be prepaid by us, in whole or in part, at any time or from time to time without premium or penalty after the earlier of (i) the date of the special meeting, if the proposal is not approved at the special meeting and (ii) December 31, 2002.

      Conversion. If our stockholders approve the proposal, all outstanding principal amounts due under the notes will convert automatically into the number of shares of Series A preferred stock equal to the aggregate principal amount of the notes outstanding at the time of conversion divided by $25.00, the initial liquidation preference of each share of Series A preferred stock.

      Upon conversion of the notes, we will be required to pay to the noteholders 20% of the accrued but unpaid interest on the notes up to the conversion date and the investors will forfeit any remaining accrued but unpaid interest on the notes.

      The liquidation preference for the shares of Series A preferred stock issued upon conversion of the notes will accrete pursuant to the terms of the Series A preferred stock from August 5, 2002, the date on which the notes and Series A preferred stock were originally issued to the investors.

      Covenants. Without the prior written consent of the holders of a majority of the principal amount of the notes then outstanding, we cannot:

•	incur any indebtedness for borrowed money, other than:

•	indebtedness not in excess of $20 million (including under existing lines of credit) and

•	indebtedness the net proceeds of which are used to repay the notes in their entirety;

•	grant any liens, pledges or encumbrances on any of our assets or permit any of these liens to exist other than:

•	statutory, mechanic or non-consensual liens that do not materially impair the value of the assets or

•	liens granted to secure indebtedness for permitted borrowings;

•	sell any material assets for consideration in excess of $10 million in the aggregate, other than sales of inventory in the ordinary course of business; or

•	generally pay or declare any dividend or distribution.

      Event of Default. Each of the following will result in the immediate acceleration in full of the outstanding principal amount of the notes plus all accrued and unpaid interest:

•	our failure to pay when due the principal balance and interest under the notes;

•	our bankruptcy, insolvency or reorganization or some similar events;

•	the acceleration of any other of our indebtedness in excess of $1,000,000;

•	the rendering of any judgment or judgments against us involving an amount in excess of $1,000,000 not vacated, discharged, stayed or bonded within 30 days;

•	our breach of any covenant under the notes;

•	our experiencing a business combination or change in control transaction;

•	our issuance, prior to the special meeting, of shares of common stock or common stock equivalents in an amount in excess of 15% of the shares of common stock then-outstanding in a private transaction; or

•	our failure to call the special meeting or the withdrawal or adverse modification by our Board of its recommendation of the proposal to our stockholders.

Terms of the Series A Preferred

      The following description summarizes the material terms of the Series A preferred stock. You are urged to read carefully in its entirety the Certificate of Designations which fully sets forth the terms of our Series A preferred stock. A copy of the Certificate of Designations is attached as Appendix B.

      Dividends. The Series A preferred stock will receive dividends or distributions declared on the common stock on an as-converted basis. In addition, after August 5, 2005, the Series A preferred stock will receive dividends, in cash or in common stock (at our option), on the liquidation preference on a semi-annual basis at a rate of 8% per annum. Dividends paid in common stock on the shares of Series A preferred stock will be valued based on the 10-day volume-weighted average price of the common stock prior to the relevant record date.

      Liquidation Preference. The initial liquidation preference for each share of Series A preferred stock is $25.00 per share. The liquidation preference accretes at 8% per annum, compounded semi-annually, until August 5, 2005. Notwithstanding the foregoing, in the event of a change in control transaction described below that occurs before August 5, 2005, the liquidation preference upon the change in control transaction will be increased by the amount, if any, by which (i) the amount of the liquidation preference had it fully accreted from the date of the transaction through August 5, 2005 exceeds (ii) the liquidation preference then in effect.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, subject to payments to holders of senior securities, the holders of Series A preferred stock will be entitled to receive the greater of:

•	the liquidation preference in effect on the date of the liquidation, dissolution or winding up, plus an amount equal to (i) the unrecognized accretion, if any, from the end of the most recent semi-annual period ending February 5th or August 5th up to but not including the date of the liquidation, dissolution or winding up and (ii) after August 5, 2005, the dividends accrued and unpaid on the

Series A preferred stock, whether or not declared, up to but not including the date of the liquidation, dissolution or winding up; or

•	the payment the holders would have received had the holders, immediately prior to the liquidation, dissolution or winding up, converted their shares of Series A preferred stock into shares of our common stock.

      Redemption. On August 5, 2007, we will be required to redeem all outstanding shares of Series A preferred stock at a cash redemption price equal to the liquidation preference in effect on the redemption date, plus an amount equal to accrued and unpaid dividends, whether or not declared, up to but not including the redemption date. In the event that we do not pay the redemption price on the redemption date, the redemption price will be calculated as of the date on which the redemption payment is made. In the event of any redemption of only a part of the then-outstanding Series A preferred stock, we will effect the redemption on a pro rata basis among the holders.

      Conversion Price. The initial price at which our Series A preferred stock may be converted into shares of our common stock is $3.0559. The initial conversion price is subject to adjustment as set forth below under “Anti-Dilution.”

      Conversion by Proxim. We can require conversion of the Series A preferred stock into shares of our common stock:

•	after August 5, 2004, in whole or in part, if the closing market price of our common stock exceeds 250% of the conversion price then in effect for 30 consecutive trading days;

•	after August 5, 2005, in whole or in part, if the closing market price of our common stock exceeds 200% of the conversion price then in effect for 30 consecutive trading days;

•	after August 5, 2006, in whole or in part, if the closing market price of our common stock exceeds 150% of the conversion price then in effect for 30 consecutive trading days; and

•	as described below under “Change in Control.”

      Conversion by the Investors. The Series A preferred stock is convertible at any time following the special meeting, regardless of the outcome of the vote on the proposal, in whole or in part, into the number of shares of our common stock equal to the liquidation preference then in effect divided by the conversion price then in effect.

      Change in Control. Upon a business combination or other transaction where generally 50% or more of the voting common stock of our company or the resulting entity is acquired or held by any person other than our stockholders prior to the transaction, or where the majority of our Board of Directors generally ceases to consist of our continuing directors, we will have the right to convert the Series A preferred stock, in whole or in part, into the number of shares of common stock equal to the liquidation preference then in effect divided by the conversion price then in effect, and holders of the Series A preferred stock receiving the common stock will receive the consideration from the change in control transaction upon conversion. We will have the right to effect this conversion only if the consideration to be received from the change in control transaction is in liquid securities or cash and has a fair market value equal to or greater than 110% of the liquidation preference then in effect. In a change in control transaction where the consideration is less than 110% of the liquidation preference, we may either:

•	modify the conversion price so that the change in control consideration equals 110% of the liquidation preference then in effect; or

•	repurchase the Series A preferred stock for cash within 60 days of the change in control transaction at 101% of the liquidation preference then in effect, plus any unrecognized accretion or accrued and unpaid dividends, in each case up to but not including the repurchase date.

      Upon a change in control transaction before August 5, 2005, the liquidation preference will increase to include three years of accretion.

      Anti-Dilution. The conversion price will be subject to customary weighted average anti-dilution adjustments and other customary adjustments upon transactions such as stock splits, subdivisions, distributions and business combinations.

      Purchase Rights. If at any time after the initial issuance of the Series A preferred stock, we grant, issue or sell any:

•	options, warrants or other rights to purchase or acquire common stock (other than capital stock issued as consideration for mergers and acquisitions, upon the exercise of employee stock options or in a registered public offering resulting in gross proceeds of not less than $20 million);

•	securities by their terms convertible into or exchangeable for common stock (other than capital stock issued as consideration for mergers and acquisitions, upon the exercise of employee stock options or in a registered public offering resulting in gross proceeds of not less than $20 million) or options, warrants or other rights to purchase or acquire these convertible or exchangeable securities; or

•	rights to purchase property

pro rata to the record holders of our common stock and these grants, issuances or sales do not result in an adjustment of the conversion price under the anti-dilution provisions, then each holder of Series A preferred stock will be entitled to acquire on the same terms either:

•	the aggregate amount of these rights which the holder would have acquired if it had held the number of shares of common stock acquirable upon conversion of the Series A preferred stock immediately before the grant, issuance or sale of these rights; or

•	if these rights have expired, the amount of property which the holder could have acquired upon the exercise of the rights at the time or times at which we granted, issued or sold the expired rights.

      Voting Rights. Prior to and at the special meeting, holders of Series A preferred stock have no voting rights. Following the special meeting, holders of Series A preferred stock have the right to vote with the common stock on an as-converted basis. In addition, the approval of holders of a majority of the Series A preferred stock is separately required to approve:

•	changes to the certificate of incorporation or bylaws that adversely affect the rights of the holders of our Series A preferred stock;

•	any offer, sale, or issuance of any equity or equity-linked securities of our company ranking senior to or equally with the Series A preferred stock; and

•	any repurchase or redemption of equity securities (other than from an employee, director or consultant following termination), or the declaration or payment of any dividend on our common stock.

      Right to Board Seat. Commencing after the special meeting and for so long as Warburg Pincus owns at least 25% of its shares of Series A preferred stock or the shares of common stock issuable on conversion of its Series A preferred stock, Warburg Pincus will have the right to appoint one member to our Board of Directors, who will sit on all major board committees.

Terms of the Warrants

      The following description summarizes the material terms of the warrants. You are urged to read carefully the form of warrant in its entirety, a copy of which is attached as Appendix C.

      Number of Shares and Exercise Price. On August 5, 2002, we issued to the investors warrants to purchase 6,708,335 shares of our common stock at an exercise price of $3.0559 per share. The additional warrants that will be issued to the investors if the proposal is approved will grant the investors the right to purchase 5,563,010 additional shares of our common stock at an exercise price of $3.0559 per share. All of the warrants are exercisable at any time, in whole or in part. However, any shares of common stock issued upon exercise of the warrants cannot be voted until after the special meeting.

      Expiration. The warrants will automatically expire on August 5, 2007.

      Adjustments in the Exercise Price. The exercise price and the number of shares issuable upon exercise of the warrants will be subject to customary weighted average anti-dilution adjustments and customary adjustments due to business combinations and other transactions affecting our common stock.

Other Agreements with the Investors

      Registration. We are required to file a shelf registration statement on Form S-3 with the SEC within 180 days of August 5, 2002. Upon the effectiveness of the registration statement, the investors will have the right to publicly resell their shares of Series A preferred stock, any shares of common stock issuable upon conversion of the Series A preferred stock, the warrants and shares of common stock issuable upon exercise of the warrants.

      Preemptive Rights. For so long as each investor generally owns 25% of the shares of our common stock issuable to the investor on an as-converted and as-exercised basis, the investor will generally have a right to purchase its pro rata amount of any new issuances of equity securities by our company (excluding, among other things, stock issued as consideration for mergers and acquisitions, employee stock options and in some registered public offerings).

      Prohibition on Share Acquisitions and Other Matters. For so long as the investors generally own 25% of the shares of our common stock issuable to them on an as-converted and as-exercised basis, none of the investors may without our consent (i) acquire any securities that would cause the investors to beneficially own, in the aggregate, more than 40% of our then outstanding common stock, (ii) seek to solicit proxies or influence any person with respect to the voting of any of our voting securities, (iii) make any public announcement regarding any transaction involving the investors and our company or stockholders, (iv) seek to enter into or be involved in an acquisition or business combination transaction relating to our company or assets, (v) participate in or form any group of persons generally for the purpose of acting jointly or in concert with respect to any of our voting securities or (vi) seek to influence our management policies (other than as a stockholder voting on matters brought before our stockholders generally or through their Board nominee).

      Voting. For so long as the investors generally own 25% of the shares of our common stock issuable to them on an as-converted and as-exercised basis, the investors agreed to vote all of their shares in favor of the election of any nominee of our Board of Directors whose nomination was approved by the unanimous written consent of our Board (other than the designee of Warburg Pincus on our Board).

Financial Advisor

      Credit Suisse First Boston acted as our financial advisor in our negotiations with the investors to secure the financing to acquire the ORiNOCO Business. For its advisory services, we paid Credit Suisse First Boston $2 million and reimbursed its expenses arising in connection with the transaction. Credit Suisse Group, the parent company of Credit Suisse First Boston, holds a 19.9% passive profits interest in Warburg, Pincus & Co., the general partner of Warburg Pincus Private Equity VIII, L.P., the primary investor.

Effects of the Conversion of the Notes and Issuance of the Warrants

      If the notes are converted into Series A preferred stock, additional shares of Series A preferred stock would be issued to the investors representing an initial liquidation preference of $34 million and additional warrants to purchase approximately 5.563 million shares of our common stock would also be issued to the investors. Upon this conversion and issuance of the additional warrants, the investors will initially hold approximately 24% of our common stock on an as-converted and as-exercised basis. As the result of the accretion feature of our Series A preferred stock, this percentage could increase over time.

      The issuance of the additional warrants and Series A preferred stock upon conversion of the notes will be dilutive to the outstanding shares of our common stock on an as-converted and as-exercised basis. The issuance of common stock upon the conversion of the Series A preferred stock and exercise of the warrants could also depress the market price of our common stock by increasing the number of outstanding shares of our common stock. Also, anti-dilution adjustments to the conversion price of the Series A preferred stock or the exercise price of the warrants could further dilute the ownership interests of existing stockholders.

Reasons for Seeking Stockholder Approval

      As a Nasdaq-listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. In accordance with Rule 4350(i) of the Marketplace Rules, the approval of our stockholders is required for some issuances of common stock or securities convertible into or exercisable for shares of common stock that is equal to or in excess of 20% of our outstanding common stock prior to the issuance or that could result in a change of control of us. We have already issued to the investors shares of Series A preferred stock and warrants which represented, on an as-converted and as-exercised basis (including three years of liquidation preference accretion on the Series A preferred stock), 19.9% of our outstanding common stock as of June 16, 2002. As part of this financing, we also borrowed from the investors $34 million, represented by convertible notes. The financing was consummated with our agreement to call the special meeting to approve the conversion of these notes into additional shares of Series A preferred stock and the issuance of additional warrants. Accordingly, because of this agreement and the requirements of Marketplace Rule 4350(i), we are seeking approval of the proposal, which would result in the issuance to the investors of more than 20% of our common stock outstanding on June 16, 2002 before taking into account the financing, on an as-converted and as-exercised basis, and could result in a change of control of us. Upon stockholder approval of the proposal, the notes will automatically convert into shares of Series A preferred stock and we will issue additional warrants to purchase shares of our common stock.

      Marketplace Rule 4350(i)(1)(C)(ii). Under Marketplace Rule 4350(i)(1)(C)(ii), Nasdaq-listed companies are required to receive stockholder approval before making any issuance of securities in connection with the acquisition of the stock or assets of another company, where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash, the common stock to be issued (i) is or will be in excess of 20% of the outstanding common stock pre-issuance or (ii) constitutes voting power in excess of 20% of the outstanding voting power pre-issuance. Because the issuance to the investors of the Series A preferred stock upon conversion of the notes and the additional warrants would be effected to partially fund the acquisition of the ORiNOCO Business and, together with the Series A preferred stock and warrants already issued to the investors, exceeds on an as-converted and as-exercised basis 20% of our common stock outstanding on June 16, 2002 (before taking the issuance into account), we are seeking approval of the proposal in order to satisfy the requirements of Marketplace Rule 4350(i)(1)(C)(ii).

      Marketplace Rule 4350(i)(1)(D). Under Marketplace Rule 4350(i)(1)(D), Nasdaq-listed companies are required to receive stockholder approval before any private issuance or potential issuance of securities representing 20% or more of the common stock or voting power of the company (including on an as-converted or as-exercised basis) for a price less than the greater of the book or market value of the company’s common stock. Although the initial conversion price of the Series A preferred stock and initial exercise price of the warrants were set at $3.0559 (greater than $2.18, which was the greater of the book or market value of our common stock on June 16, 2002), the conversion price and the exercise price are subject to anti-dilution adjustments that could reduce these prices to less than $2.18. For this reason, we are seeking stockholder approval of the proposal in order to comply with the requirements of Rule 4350(i)(1)(D).

      Marketplace Rule 4350(i)(1)(B). Under Marketplace Rule 4350(i)(1)(B), Nasdaq-listed companies are required to receive stockholder approval before any issuance or potential issuance of securities that would result in a change of control of the issuer. Because the issuance to the investors of the Series A preferred stock upon conversion of the notes and the additional warrants together with the Series A preferred stock and warrants already issued to the investors could be deemed to constitute an actual or potential “change of control” of us for purposes of Rule 4350(i)(1)(B), we are seeking approval of the proposal in order to satisfy the requirements of Rule 4350(i)(1)(B).

      Our Board of Directors believes that it is in the best interests of our company and stockholders to convert the notes into shares of Series A preferred stock and issue additional warrants to the investors as described in this proxy statement. Our Board of Directors believes that approval of the proposal is in the best interests of our company and stockholders for the following reasons:

•	we will pay a lower accretion and dividend rate on the Series A preferred stock than the interest rate on the notes (8% vs. 10%);

•	we will no longer be subject to the restrictive covenants that are contained in the notes;

•	assuming conversion of the notes, we will have more flexibility with respect to future financing needs;

•	we will not have to make cash payments on the Series A preferred stock until February 5, 2006 (unless we undergo an earlier change in control), and even following this date, we will have the opportunity, at our option, to pay dividends on the Series A preferred stock in shares of our common stock instead of cash; and

•	if we do not convert the notes, the investors can require repayment of the notes, which will require us to seek and secure immediate refinancing. We may not be able to secure refinancing and we run the risk of having to secure financing on terms less favorable than the terms provided by the Series A preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock and Series A preferred stock as of August 27, 2002, and as adjusted to give effect to the conversion of the notes into additional shares of Series A preferred stock and the issuance of additional warrants assuming the proposal is approved, by (i) each stockholder that we know is the beneficial owner of more than 5% of our common stock and each beneficial owner of our Series A preferred stock, (ii) each of our executive officers, (iii) each director and (iv) all of our executive officers and directors as a group. Unless otherwise indicated below, the address for each listed 5% stockholder, director and executive officer is c/o Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085.

						After Giving Effect
						to the Proposal

						Shares of Our
						Common Stock on
				Series A Preferred		an As-Converted and
	Common Stock(1)			Stock		As-Exercised Basis**

	Amount and			Amount and		Amount and
	Nature of			Nature of		Nature of
	Beneficial		% of	Beneficial	% of	Beneficial	% of
Name and Address of Beneficial Owner	Ownership		Class	Ownership	Class	Ownership	Class

Warburg Pincus Private Equity VIII, L.P.	5,813,890	(2)	4.65	1,421,334	86.67	32,203,279	20.58
466 Lexington Avenue New York, NY 10017
Broadview Capital Partners L.P.	108,225	(3)	*	26,458	1.61	599,472	*
950 Tower Lane 18th Floor Foster City, CA 94404
Broadview Capital Partners Qualified Purchasers Fund L.P.	783,264	(4)	*	191,486	11.68	4,338,529	2.77
950 Tower Lane 18th Floor Foster City, CA 94404
Broadview Capital Partners Affiliates Fund LLC	2,953	(5)	*	722	*	16,348	*
950 Tower Lane 18th Floor Foster City, CA 94404
Affiliates of Ripplewood Investments L.L.C.	32,090,056	(6)	26.90			32,090,056 (6)	20.51
One Rockefeller Plaza New York, New York 10020
Kopp Investment Advisors, Inc.	7,648,860	(7)	6.41			7,648,860 (7)	4.89
7701 France Avenue South, Suite 500 Edina, Minnesota 55435
FMR Corp.	7,202,871	(8)	6.04			7,202,871 (8)	4.60
82 Devonshire Street Boston, Massachusetts 02109
Jonathan N. Zakin(9)	5,978,222		4.97			5,978,222	3.80
David C. King(10)	1,942,121		1.61			1,942,121	1.23
Amir Zoufonoun(11)	1,921,120		1.60			1,921,120	1.22
Keith E. Glover(12)	956,443		*			956,443	*
Michael J. Boskin(13)	166,013		*			166,013	*
Jeffrey D. Saper(14)	145,355		*			145,355	*
Merle L. Gilmore(15)	24,999		*			24,999	*
Kenneth E. Westrick(16)	24,999		*			24,999	*
Joseph R. Wright, Jr.(17)	24,999		*			24,999	*
Nancy Huber(18)	540,083		*			540,083	*
Gordana Pance(19)	283,089		*			283,089	*
All executive officers and directors as a group (11 persons)(20)	12,007,443		9.69			12,007,443	7.45

*	Less than 1%.

**	Assumes stockholder approval of the proposal at the special meeting and the conversion or exercise of the outstanding Series A preferred stock and warrants, as the case may be.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Percentages for each person are based on 119,283,154 shares outstanding on August 27, 2002, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of August 27, 2002. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, we believe that the beneficial owners listed in this table, based on information provided by them, have sole voting and investment power over the number of shares listed opposite their names, subject to community property laws where applicable.

(2)	Constitutes 5,813,890 shares of common stock issuable upon the exercise of warrants held by Warburg Pincus exercisable within 60 days of August 27, 2002. Warburg Pincus & Co. is the sole general partner of Warburg Pincus. Warburg Pincus is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, NY 10017.

(3)	Constitutes 108,225 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of August 27, 2002.

(4)	Constitutes 783,264 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of August 27, 2002.

(5)	Constitutes 2,953 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of August 27, 2002.

(6)	Based on a Schedule 13D/ A filed with the SEC by this beneficial owner (formerly known as Ripplewood Holdings L.L.C.) on June 21, 2002 and reflects stock held as of June 16, 2002, including 30,992,522 shares of common stock beneficially owned by Ripplewood Partners, L.P. and 1,097,534 shares of common stock beneficially owned by Ripplewood Co-Investment Fund I, L.L.C. An affiliate of Ripplewood Investments L.L.C. controls Ripplewood Partners, L.P. and Ripplewood Co-Investment Fund I, L.L.C. The shares held by these beneficial owners are subject to the voting agreement to which they are parties described in this proxy statement under “The Special Meeting — Voting Agreements.”

(7)	Based on a Schedule 13G/ A filed by this beneficial owner with the SEC on April 9, 2002 and reflects stock held as of April 9, 2002, including 6,515,100 shares as to which Kopp Investment Advisors, Inc. has shared dispositive power, 1,133,760 shares as to which Kopp Investment Advisors, Inc. has sole dispositive power and 1,761,787 shares as to which Kopp Investment Advisors, Inc. has sole voting power.

(8)	Based on a Schedule 13G/ A filed by this beneficial owner with the SEC on February 14, 2002 and reflects (i) stock held as of February 14, 2002, including 7,202,871 shares as to which FMR Corp. has sole dispositive power and 985,048 shares as to which FMR Corp. has sole voting power, and (ii) the exchange ratio of 1.8896 in our merger with Proxim, Inc. on March 26, 2002.

(9)	Based on a Schedule 13D/ A filed with the SEC by this beneficial owner on August 16, 2002 and reflects stock held as of June 16, 2002, including 900,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002. The shares held by this beneficial owner are subject to the voting agreement to which he is a party described in this proxy statement under “The Special Meeting — Voting Agreements.”

(10)	Includes 1,337,491 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(11)	Includes 781,120 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(12)	Includes 915,354 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002. Although Mr. Glover did not serve as an executive officer during our fiscal year ended December 31, 2001, he was an executive officer of Proxim, Inc. during that period. In connection with our merger with Proxim, Inc. and effective March 26, 2002, Mr. Glover became an executive officer of our company.

(13)	Includes 134,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(14)	Includes 138,375 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(15)	Includes 24,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(16)	Includes 24,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(17)	Includes 24,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(18)	Includes 213,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(19)	Includes 199,006 shares of common stock issuable upon the exercise of options exercisable within 60 days of August 27, 2002.

(20)	Includes 4,694,342 shares of common stock issuable upon the exercise of options held by all directors and executive officers exercisable within 60 days of August 27, 2002.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, and other information filed by us at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 800/SEC-0330 for further information on public reference rooms. Our filings with the SEC are also available to the public from commercial document-retrieval services and the website maintained by the SEC at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

      You should rely on the information contained in this proxy statement to vote on the proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

INCORPORATION OF DOCUMENTS BY REFERENCE

      We file periodic reports, proxy statements and information statements with the SEC and we can “incorporate by reference” into this proxy statement information already filed by us with the SEC. This means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered part of this proxy statement. We incorporate by reference the documents or portions thereof listed below:

Proxim Corporation’s SEC Filings

(File No. 000-30993)	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2001, filed February 25, 2002
Quarterly Report on Form 10-Q	Fiscal Quarter ended June 28, 2002, filed August 12, 2002, as amended August 13, 2002
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 29, 2002, filed May 13, 2002
Unaudited Pro Forma Condensed Combined Financial Information set forth in Amendment No. 1 to the Western Multiplex Corporation Form S-4	Filed February 25, 2002

Proxim, Inc.’s SEC Filings

(File No. 000-22700)	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2001, filed February 25, 2002

      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the special meeting, shall be deemed incorporated by reference and be part of this proxy statement from their respective filing dates. Any statement contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superceded for the purpose of this proxy statement to the extent that a subsequent statement contained in this proxy statement or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes the statement. Any statement so modified or superceded will not be deemed to be part of this proxy statement.

      The documents incorporated by reference into this proxy statement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement are not themselves specifically incorporated by reference, then exhibits will not be provided.

      Requests for documents should be directed to: Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085. Attention: Corporate Secretary, telephone (408) 731-2700.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration by the stockholders at the special meeting. If any other matters are properly brought before the stockholders at the special meeting, it is the intention of the persons named on the accompanying proxy to vote on those matters in accordance with any recommendation by the Board of Directors.

By Order of the Board of Directors,

KEITH E. GLOVER
Executive Vice President,
Chief Financial Officer and Secretary

Sunnyvale, California

September 4, 2002

APPENDIX A

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

SENIOR CONVERTIBLE PROMISSORY NOTE

$	, 2002

      FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of                     (the “Holder” or the “Lender”), having an address at                     , at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of  ($                    .00), together with interest on the unpaid principal balance of this Note outstanding at a rate per annum equal to ten percent (10%) (computed on the basis of the actual number of days elapsed in a 365-day year) compounded semi-annually and shall continue on the outstanding principal until this Note is converted or paid in full. All payments of principal and interest by the Maker under this Note shall be made in cash in immediately available funds.

      From and after the Maturity Date, every amount due and owing under this Note shall bear interest at an annual rate of twelve percent (12%) (the “Default Interest Rate”). Commencing after the Maturity Date, any accrued but unpaid interest on this Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

      1.     Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

      “Certificate of Designation” shall mean the Maker’s Certificate of Designations, Preferences and Rights of the Preferred Stock.

      “Change of Control” shall have the meaning ascribed to such term in the Certificate of Designation.

      “Conversion Date” shall mean the date on which the stockholders of the Maker approve the Proposal, whether at the Special Meeting or otherwise.

      “Maturity Date” shall mean (i) the date on which any Event of Default shall have occurred and be continuing or (ii) the earlier of (a) any date, occurring at least 120 days after the Negative Vote Date, on which the Holder shall have demanded payment of this Note and (b) December 31, 2002.

      “Negative Vote Date” shall mean the date on which the Maker’s stockholders reject or fail to approve for any reason the Proposal at the Special Meeting.

      “Preferred Stock” shall mean the shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Maker.

      “Proposal” shall mean the proposal to be submitted to the stockholders of the Maker at the Special Meeting to approve the issuance of the Preferred Stock (as defined in the Purchase Agreement) upon conversion of the Notes and the issuance of the Warrants to be issued at the Second Closing (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

      “Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of June 16, 2002, between the Maker and the other parties named therein.

      “Special Meeting” shall mean the special meeting of stockholders of the Maker to be called by the Maker for the sole purpose of approving the Proposal.

      2.     Securities Purchase Agreement. This Senior Convertible Promissory Note (this “Note”) is one of the several promissory notes of the Maker (the “Notes”) referred to in the Purchase Agreement. The Note is subject to the terms and conditions of the Purchase Agreement. The Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Note if the Note is lost, stolen, mutilated or destroyed.

      3.     Conversion.

      (a) On the Conversion Date, all outstanding principal on this Note shall immediately and automatically be converted into such number of shares of Preferred Stock as shall be equal to the quotient obtained by dividing the aggregate outstanding principal balance then outstanding on this Note on the Conversion Date by $25.00. In the event this Note is so converted, the Maker shall pay the Holder on the Conversion Date an amount in cash equal to 20% of the accrued but unpaid interest as of such date and the Holder shall forfeit any remaining accrued but unpaid interest effective upon such conversion. All shares of Preferred Stock issued upon conversion of this Note shall be entitled to all accretion from the Original Issuance Date (as defined in the Certificate of Designation), as provided in Section 4 of the Certificate of Designation.

      (b) If at the time of conversion of this Note into shares of Preferred Stock there are insufficient authorized shares of Preferred Stock to permit conversion of this Note in full, then the Maker shall take all corporate action necessary to authorize a sufficient number of shares of Preferred Stock to permit such conversion in full. No fractional shares of the Preferred Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Maker will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Maker or any transfer agent of the Maker. At its expense, the Maker will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note and payment of interest and for fractional shares as provided above, the Maker will be forever released from all of its payment obligations and liabilities under this Note with regard to that portion of the principal amount being converted.

      4.     Payments. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after the earlier of the Negative Vote Date and December 31, 2002. Any voluntary or mandatory prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest on this Note shall be paid in full on the Maturity Date.

      5.     Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      6.     Negative Covenants. Without the prior written consent of the holders of a majority in principal amount of the Notes then outstanding, the Maker shall not, and will not permit any of its subsidiaries to (a) incur any indebtedness for money borrowed, other than (i) indebtedness under the Notes, (ii) indebtedness not in excess of $20 million in principal amount outstanding (including without limitation under any existing lines of credit as of the date of this Note) at any time and (iii) indebtedness the net proceeds of which are used to repay the Notes in their entirety, (b) grant any liens, pledges or encumbrances (collectively, “Liens”) on any of its assets or permit any Liens to exist other than (i) statutory liens or mechanics liens or non-consensual liens that do not materially impair the value of the assets and (ii) Liens granted to secure indebtedness permitted under clause (a) above, (c) sell any material assets for consideration in excess of $10 million in the aggregate other than sales of inventory in the ordinary course of the Maker’s business or (d) pay or declare any dividend or distribution (other than dividends or distributions by wholly owned subsidiaries of the Maker to the Maker).

      7.     Event of Default.

      (a) The Maker agrees that: (i) upon the failure to pay when due the principal balance and accrued interest hereunder; (ii) if the Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; (iii) upon the commencement against the Maker of any involuntary proceeding of the kind described in paragraph (ii); (iv) upon the acceleration of any other indebtedness of the Company for borrowed money in excess of $1,000,000; (v) upon the rendering of a judgment or judgments involving an amount in excess of $1,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; (vi) if the Maker breaches Section 5.6 of the Purchase Agreement; (vii) if Maker breaches Section 6 of this Note; (viii) upon a Change of Control; (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding; or (x) if the Maker’s Board of Directors withdraws or adversely modifies its recommendation relating to the Proposal in accordance with Section 5.6 of the Purchase Agreement (any of (i) through (x), an “Event of Default”), all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

      (b) Upon the occurrence and continuance of an Event of Default, the Holder shall have all the rights and remedies under the Uniform Commercial Code of the State of New York.

      8.     Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

      9.     Costs. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

      10.     Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      11.     Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

      12.     Transferability. This Note may not be transferred by the Holder except in accordance with Section 7 of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

      This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

PROXIM CORPORATION

By:

Name:
Title:

APPENDIX B

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A

CONVERTIBLE PREFERRED STOCK OF PROXIM CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

      The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Proxim Corporation, a Delaware corporation (the “Corporation”), by the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation (the “Board of Directors”) has duly provided for the issuance of and created a series of Preferred Stock (the “Preferred Stock”) of the Corporation, par value $.01 per share, and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this Certificate of Designations, Preferences and Rights of Preferred Stock (the “Certificate”).

      Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

      1.     Number of Shares and Designation. 3,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

      2.     Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Common Stock (as defined below), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

      3.     Dividends.

      (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the terms described below:

(i) Holders of shares of Series A Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock or otherwise) on the shares of Common Stock as if immediately prior to each record date for the Common Stock, shares of Series A Preferred Stock then outstanding were converted into shares of Common Stock (in the manner described in Section 7); provided, however, that the holders of shares of Series A Preferred Stock shall not be entitled to participate in such dividend or distribution if an adjustment to the Conversion Price (as defined below) shall be required with respect to such dividends or distributions pursuant to Section 7(c) hereof; and

(ii) In addition to any dividends paid pursuant to Section 3(a)(i), in respect of each semi-annual period beginning with the semi-annual period commencing August 6, 2005, the Corporation shall pay a dividend on each share of Series A Preferred Stock at an annual rate equal to 8% (compounded semi-annually) of the Liquidation Value (as defined below) then in effect; such dividends shall be paid, at the Corporation’s option, in cash or in shares of Common Stock, which shares of Common Stock shall be valued at the volume weighted average closing price of the Common Stock on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is then traded for the 10 trading days prior to period ending on the relevant Dividend Payment Record Date (as defined below).

Dividends payable pursuant to Section 3(a)(i) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock. Dividends payable pursuant to Section 3(a)(ii) shall be payable semi-annually in arrears on August 5 and February 5 of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a “Dividend Payment Date” and the period from the day after the third anniversary of the Original Issue Date (as defined below) until the first Dividend Payment Date and each such semi-annual period thereafter being a “Dividend Period”). The amount of dividends payable on the Series A Preferred Stock for any period shorter or longer than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term “Business Day” means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York.

      (b) Each dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on such record dates (each, a “Dividend Payment Record Date”), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors.

      (c) From and after the time, if any, as the Corporation fails to pay to the holder of any shares of Series A Preferred Stock, on the date specified for redemption in accordance with Section 5 or on the date specified for repurchase in accordance with Section 6, the redemption price calculated pursuant to Section 5 or the Change of Control Price (as defined below) after such holder has delivered notice to the Corporation pursuant to Section 6 of its intention to exercise its repurchase rights under Section 6, (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock expressly required and made for purposes of any employee incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any

Parity Securities (other than for consideration payable solely in Junior Securities or the payment of cash in lieu of fractional shares in connection therewith); provided, however, that this Section 3(c) shall not be applicable at any time that (A) the Corporation has paid, in accordance with Section 5, the redemption price to each holder of Series A Preferred Stock or (B) the Corporation has paid, in accordance with Section 6, the Change of Control Price (as defined below) to each holder that has exercised its repurchase right pursuant to Section 6.

      4.     Liquidation Preference.

      (a) The initial liquidation preference for the shares of Series A Preferred Stock shall be $25.00 per share, which amount shall accrete from the Original Issue Date (as defined below) until the third anniversary of the Original Issue Date at an annual rate of 8%, compounded semi-annually, computed on the basis of a 360 day year of twelve 30-day months (such accreted amount being the “Liquidation Value”). Notwithstanding the foregoing, in the event of a Change in Control (as defined below) that occurs within three years after the Original Issue Date, the Liquidation Value upon such Change in Control shall be increased by the amount, if any, by which (i) the amount of the Liquidation Value had it fully accreted from the date of the Change of Control through the third anniversary of the Original Issuance Date exceeds (ii) the Liquidation Value in effect prior to the adjustment pursuant to this Section 4(a).

      (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive the greater of (i) the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up, plus an amount equal to (A) the unrecognized accretion, if any, from the end of the most recent semi-annual period ending August 5 or February 5 up to but not including the date of such liquidation, dissolution or winding up and (B) after the third anniversary of the Original Issuance Date, the dividends accrued and unpaid thereon, whether or not declared, up to but not including the date of such liquidation, dissolution or winding up or (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series A Preferred Stock into shares of Common Stock (pursuant to, and at a conversion rate described in, Section 7).

      (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A Preferred Stock and the liquidation preference for the Parity Securities, respectively.

      (d) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

      5.     Redemption; Procedures for Redemption.

      (a) On August 5, 2007, the Corporation shall redeem all outstanding shares of Series A Preferred Stock, if any, at a cash redemption price equal to the Liquidation Value in effect on the Redemption Date (as defined below), plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the Redemption Date (such amount being referred to herein as the “Redemption Price”). In the event that the Corporation does not pay the Redemption Price on the Redemption Date, the Redemption Price shall be calculated as if the Redemption Date were the later of the Redemption Date and the date on which such payment is made. If the Corporation is unable at the Redemption Date to redeem any or all shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws. In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

      (b) In the event of a redemption of shares of Series A Preferred Stock pursuant to Section 5(a), notice of such redemption shall be given by the Corporation, by first class mail, postage prepaid, mailed not less than 15 days nor more than 45 days prior to the Redemption Date, to each holder of Series A Preferred Stock at the address appearing in the Corporation’s records. Such notice shall state: (i) the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the “Redemption Date”) and (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (such notice being referred to as the “Redemption Notice”). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

      (c) Except as provided in Section 5(a), the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

      6.     Change of Control; Procedures Upon Change of Control.

      (a) If the Company undergoes a Change of Control that is a Qualifying Change of Control, the Corporation shall have the right to require each holder to convert its shares of Series A Preferred Stock into Common Stock pursuant to the provisions of Section 7(a)(iv); provided, that in the event of a Change of Control the Corporation may, at its option, reduce the Conversion Price appropriately in order to effect a Qualifying Change of Control (as defined below). In the event that the Corporation undergoes a Change of Control that is not a Qualifying Change of Control (the date of such occurrence being a “Change of Control Date”), the Corporation shall be required to make an offer (the “Change of Control Offer”) to each holder of shares of Series A Preferred Stock to repurchase such holder’s shares of Series A Preferred Stock, in whole or in part, at such holder’s option, at a cash redemption price (the “Change of Control Price”) equal to 101% of the Liquidation Value in effect on the Change of Control Repurchase Date (as defined below) (after taking into account any adjustment thereto pursuant to Section 4(a)), plus an amount equal to (i) the unrecognized accretion, if any, from the end of the immediately preceding semi-annual period ending August 5 or February 5 to but not including the Change of Control Repurchase Date and (ii) any dividends accrued and unpaid thereon, whether or not declared, up to but not including the Change of Control Repurchase Date.

      (b) The Corporation shall send notice to each holder of Series A Preferred Stock of the Change of Control Offer within 30 days of the Change of Control Date, which notice shall specify the date on which the Change of Control Offer shall be consummated (the “Change of Control Repurchase Date”). The Change of Control Repurchase Date shall be no more than 60 days after the Change of Control Date. Any holder wishing to submit its shares of Series A Preferred Stock for repurchase pursuant to a Change of Control Offer shall submit its certificates representing any such shares to be repurchased to the Corporation for repurchase no later than the third Business Day immediately preceding the Change of Control Repurchase Date.

      (c) Upon surrender in accordance with the notice of the Change of Control Offer of the certificates for any shares to be repurchased, such shares shall be repurchased by the Corporation on the Change of Control Repurchase Date at the Change of Control Price. In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unpurchased shares without cost to the holder thereof.

      7.     Conversion.

      (a) Right to Convert; Mandatory Conversion.

(i) Subject to the provisions of this Section 7, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time after the Stockholders Vote (as defined below), at such holder’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to the initial conversion price (as defined below) per share of Common Stock, subject to adjustment as described in Section 7(c) (as adjusted, the “Conversion Price”). The number of shares of Common Stock into which a share of the Series A Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/100 of a share) shall be determined by dividing the Liquidation Value in effect at the time of conversion by the Conversion Price in effect at the time of conversion. The “Initial Conversion Price” shall be $3.0559 per share.

(ii) From and after the second anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided, that the Market Price (as defined below) of the Common Stock has exceeded 250% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation’s delivery of the notice required by Section 7(b)(i)(B).

(iii) From and after the third anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided, that the Market Price of the Common Stock has exceeded 200% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation’s delivery of the notice required by Section 7(b)(i)(B).

(iv) From and after the fourth anniversary of the Original Issue Date, subject to the provisions of this Section 7, the Corporation shall have the right to require the holder of shares of Series A Preferred Stock, from time to time, at the Corporation’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect; provided that the Market Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for the 30 consecutive trading days prior to the Corporation’s delivery of the notice required by Section 7(b)(i)(B).

(v) Upon the occurrence of a Qualifying Change of Control, subject to the provisions of this Section 7, the Corporation shall have the right to require the holders of shares of Series A Preferred Stock, at the Corporation’s option, to convert any or all of such holder’s shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect , such that such holders shall receive the As-Converted Consideration in such Qualifying Change of Control.

      (b) Mechanics of Conversion.

(i) A holder of shares of Series A Preferred Stock or the Corporation, as the case may be, that elects to exercise its conversion rights pursuant to Section 7(a) shall provide notice to the other party as follows:

(A) Holder’s Notice and Surrender. To exercise its conversion right pursuant to Section 7(a)(i), the holder of shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted.

(B) Corporation’s Notice. To exercise its conversion right pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the Corporation shall deliver written notice to such holder, at least 10 days and no more than 60 days prior to the Conversion Date (as defined below), specifying: (i) the number of shares of Series A Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of shares to be held by such holder; (ii) the Conversion Date; (iii) the number of shares of Common Stock to be issued in respect of each share of Series A Preferred Stock that is converted; (iv) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock; and (v) that any accretion dividends on the shares to be converted will cease to accrue on such Conversion Date. Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(vi). As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(vii).

(ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on (x) in the case of conversion pursuant to Section 7(a)(i), the first Business Day on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (y) in the case of conversion pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the date specified as the Conversion Date in the Corporation’s notice of conversion delivered to each holder pursuant to Section 7(b)(i)(B) (in each case, the “Conversion Date”). At such time on the Conversion Date:

(A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and

(B) such shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares (x) in the event of conversion pursuant to Section 7(a)(i), surrendered for conversion and (y) in the event of conversion pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), covered by the Corporation’s notice of conversion, shall immediately terminate except the right to receive the Common Stock, payment of any accrued and unpaid dividends on shares of Series A Preferred Stock until the Conversion Date and other amounts payable pursuant to this Section 7.

All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

(iii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on before the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock if and when paid, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

(iv) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the Series A Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Corporation will take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or traded.

(v) Issuances of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(vi) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Conversion Date.

(vii) If fewer than all of the outstanding shares of Series A Preferred Stock are to be converted pursuant to Section 7(a)(ii), 7(a)(iii) or 7(a)(iv), the shares shall be converted on a pro rata basis (according to the number of shares of Series A Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors).

(viii) Notwithstanding anything to the contrary in this Certificate, if a notice of conversion has been given by the Corporation pursuant to Section 7(b)(ii) and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Business Day preceding the Conversion Date, give written notice to the Corporation pursuant to Section 6 as to the repurchase of any or all of the shares to be converted held by the holder that would otherwise be converted on such Conversion Date, then such conversion shall not become effective as to such shares to be repurchased and such shares shall be repurchased as provided in Section 6.

      (c) Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

(i) Common Stock Issued at Less than Conversion Price. If after the Original Issuance Date the Corporation issues or sells any Common Stock (including any securities exercisable, exchangeable or convertible into Common Stock) other than Excluded Stock (as defined below) without consideration or for consideration per share (as determined below) less than the Conversion Price in effect as of the date of such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (2) the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the number of shares of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Conversion Price per share of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Conversion Price per share of Common Stock in effect on the last trading day immediately preceding such issuance or sale, and of which the denominator shall be the sum of (3) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, plus (4) the number of additional shares of Common Stock (or the number of shares of Common Stock issuable upon exercise, exchange or conversion) so issued. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(c), the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

(C) In the case of the issuance of (I) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (II) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(c)(i) (A) and (B), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(c)(i) (A) and (B), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

(4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

(5) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(ii) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the Outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately following such action.

(iii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class or of any Person (as defined below) other than shares of Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary (as defined below) or (C) of assets (excluding Ordinary Cash Dividends (as defined below), and dividends or distributions referred to in Section 7(c)(ii)), or (D) of rights or warrants (excluding any rights or warrants referred to in Section 7(c)(i)), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying (1) the Conversion Price in effect immediately prior thereto by (2) a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the shares, assets, evidences of indebtedness, rights or warrants so paid with respect to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive the amount and kind of shares, assets, evidences of indebtedness, rights or warrants such holder would have received had such holder converted each such share of Series A Preferred Stock immediately prior to record date for such distribution. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price that would then be in effect if such record date had not been fixed.

(iv) Business Combinations. in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 7(c)(ii)), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon the Business Combination or reclassification by a holder of the number of shares of Common Stock of the Corporation into which a share of Series A Preferred Stock would have been convertible immediately prior to the Business Combination or reclassification. The Corporation, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such rights and to ensure that the dividend, voting and other rights of the holders of Series A Preferred Stock established herein are unchanged, except as permitted by Section 9 or as required by applicable law, rule or regulation. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. Notwithstanding the provisions of this Section 7(c)(iv), in the event of a Business Combination that also constitutes a Change of Control, the provisions of Section 6 (and, the case of a Qualifying Change of Control, Section 7(a)(iv)) shall apply to such Business Combination and the provisions of this Section 7(c)(iv) shall not apply.

(v) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(c)(i), (ii), (iii) and (iv) shall occur.

(vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7(c) shall be made to the nearest one-tenth 1/10 of a cent. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Section 7(c)(vi) are not required to be made will be carried forward and given effect in any subsequent adjustment.

(vii) Adjustment for Unspecified Actions. If the Corporation takes any action affecting the Common Stock, other than action described in this Section 7(c), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of shares of Series A Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board of Directors may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7(c), except in the case of a combination of shares of a type contemplated in Section 7(c)(ii), and then in no event to an amount more than the Conversion Price as adjusted pursuant to Section 7(c)(ii). Failure of the Board of Directors to provide for any such adjustment prior to the effective date of any such action by the Corporation affecting the Common Stock will be evidence that the Board of Directors has determined that it is equitable to make no adjustments in the circumstances.

(viii) Voluntary Adjustment by the Corporation. The Corporation may at its option, at any time during the term of the Series A Preferred Stock, reduce the then current Conversion Price to any amount deemed appropriate by the Board of Directors; provided, however, that if the Corporation elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Corporation may, at its option, reinstate the Conversion Price in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 7(c).

(ix) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in this Section 7(c), the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Preferred Stock at the address appearing in the Corporation’s records.

(x) Notices. In the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 7(c) (but only if the action of the type described in this Section 7(c) would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the holder of shares of Series A Preferred Stock, in the manner set forth in Section 7(c)(ix), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the Series A Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(xi) Purchase Rights. If at any time or from to time after the Original Issuance Date, the Corporation shall grant, issue or sell any (I) options, warrants or other rights to purchase or acquire Common Stock (other than Excluded Stock), (II) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock) or options, warrants or other rights to purchase or acquire such convertible or exchangeable securities or (III) rights to purchase property (collectively, the “Purchase Rights”) pro rata to the record holders of any class of Common Stock and such grants, issuance or sales do not result in an adjustment of the Conversion Price under Section 7(c), then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 7(c)(x)) and upon the terms applicable to such Purchase Rights either:

(A) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

(B) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

(xii) Miscellaneous. Except as provided in Section 7(c), no adjustment in respect of any dividends or other payments or distributions made to holders of Series A Preferred Stock of securities issuable upon the conversion of the Series A Preferred Stock will be made during the term of the

Series A Preferred Stock or upon the conversion of the Series A Preferred Stock. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or exercise of the Warrants (as defined below).

      8.     Status of Shares. All shares of Series A Preferred Stock that are at any time redeemed pursuant to Section 5, repurchased pursuant to Section 6 or converted pursuant to Section 7 and all shares of Series A Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

      9.     Voting Rights.

      (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 or as otherwise provided by law.

      (b) Upon the earliest to occur of (I) the Stockholders Vote, (II) the time the Corporation receives confirmation from the NASD, Inc. (which confirmation shall be reasonably satisfactory to the Corporation) that the holders of the shares of Series A Preferred Stock would be permitted to vote such shares as provided in this paragraph (b) or (III) December 31, 2002, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date (provided that, solely for purposes of determining the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock for this Section 9(b), no adjustments to the Conversion Price pursuant to Section 7(c) (other than any adjustments made pursuant to Section 7(c)(ii)) that would make the Conversion Price less than $2.18) shall be taken into account) and (iii) shall be entitled to notice of any stockholders’ meeting in accordance with the certificate of incorporation and bylaws of the Corporation. Notwithstanding the foregoing, the holders of the shares of Series A Preferred Stock shall not be entitled to vote in connection with the Stockholders Vote unless approved by the NASD, Inc.

      (c) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

(i) amend, alter or repeal any provision of the Corporation’s certificate of incorporation (by merger or otherwise) or bylaws so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities, shall not be deemed to have any such adverse effect;

(ii) create, authorize or issue any Senior Securities or Parity Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities or Parity Securities;

(iii) repurchase or redeem any of its equity securities or rights to acquire equity securities (other an from an employee, director or consultant following the termination of employment or service with the Corporation of such Person); or

(iv) declare or pay any dividend on the Common Stock;

provided that no such consent or vote of the holders of Series A Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series A Preferred Stock at the time outstanding shall have been called for redemption by the Corporation or submitted for repurchase by the holders thereof in accordance with Section 5 or Section 6, as the case may be, and the funds necessary for such redemption or repurchase shall have been set aside.

      (d) The consent or votes required in Section 9(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s certificate of incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(b).

      (e) After the time of the Stockholders Vote and for as long as Warburg Pincus Private Equity VIII, L.P. and its Affiliates (collectively, “Warburg”) Beneficially Owns at least twenty-five percent (25%) of the shares of the Series A Preferred Stock issued to Warburg pursuant to the Purchase Agreement (including as owned and outstanding for this purpose shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock and exercise of the Warrants issued to Warburg thereunder), Warburg shall have the exclusive right to appoint one (1) director (hereinafter referred to as the “Warburg Director”) to the Corporation’s Board of Directors. The Warburg Director shall be duly appointed in accordance with the Corporation’s bylaws, Certificate of Incorporation and the General Corporation Law of Delaware. Each Warburg Director so elected shall serve for a term of three years as a Class II Director (as designated in the Corporation’s Certificate of Incorporation) and until his or her successor is elected and qualified. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of the Nasdaq National Market (as determined in good faith by the Board of Directors of the Corporation), the Warburg Director shall serve as a member of the Audit Committee, Compensation Committee and each other principal committee of the Board of Directors. Any vacancy in the position of a Warburg Director may be filled only by Warburg. The Warburg Director may, during his or her term of office, be removed at any time, with or without cause, by and only by Warburg, at a special meeting called for such purpose or by written consent of Warburg. Any vacancy created by such removal may also be filled at such meeting or by such consent.

      10.     Definitions.

      Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

      “Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

      “Beneficially Own” or “Beneficial Ownership” is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

      “Business Combination” means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.

      “Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

      “Change in Control” shall mean the happening of any of the following events:

(a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company that is an Affiliate of the Corporation or (B) any acquisition by any corporation pursuant to a transaction that complies with (c)(i) and (c)(ii) in this definition; or

(b) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(c) Consummation of a Business Combination, in each case, unless, following such Business Combination, (i) all or substantially all of the Persons that were the Beneficial Owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, and (ii) no Person (excluding any Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      “Common Stock” means the Class A Common Stock of the Corporation, par value $.01 per share.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      “Excluded Stock” means (a) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to the provisions of Section 7(c)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 7(c)(i)(C)), (b) the issuance of shares of Common Stock in any Qualified Public Offering, (c) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, (d) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person, (e) the issuance of shares of Common Stock upon exercise of the Series A Preferred Stock and the Warrants and (f) the issuance of any additional Warrants.

      “Market Price” means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

      “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the Dividend Payment Record Date of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 7(c) and excluding (i) cash dividends or cash distributions that resulted in an adjustment to the Conversion Price, (ii) cash dividends paid on the Common Stock in which the Preferred Stock participates, and (iii) cash dividends or cash distributions paid on the Series A Preferred Stock), does not exceed 15% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

      “Original Issue Date” means the date upon which the initial shares of Series A Preferred Stock were originally issued by the Corporation.

      “Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

      “Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

      “Purchase Agreement” means the Purchase Agreement, dated as of June 16, 2002, among the Corporation and the purchasers named therein, including all schedules and exhibits thereto.

      “Stockholders Vote” means the vote of the stockholders of the Corporation contemplated by Section 5.6 of the Purchase Agreement.

      “Qualifying Change of Control” means a Change of Control following the consummation of which the value of the consideration (in the form of cash or liquid securities) that would be received upon conversion of one share of Series A Preferred Stock (the “As-Converted Consideration”) would equal or exceed 110% of the Liquidation Value then in effect (after taking into account any increase in the Liquidation Value as a result of such Change in Control) (the “Value Threshold”); provided, that a Change of Control will also constitute a Qualifying Change of Control if the Corporation, at its option, reduces the Conversion Price then in effect in order to make the As-Converted Consideration equal or exceed the Value Threshold.

      “Qualified Public Offering” means a public or private offering of the shares of Common Stock pursuant to an effective registration statement, pursuant to which the gross proceeds to the Corporation are not less than $20,000,000.

      “Subsidiary” of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

      “Warrants” means collectively the warrants which are issuable to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

      11.     No Other Rights.

      The shares of Series A Preferred Stock shall not have any relative, optional or other special rights and powers except as set forth herein or as may be required by law.

      This Certificate shall become effective at 8:30 a.m. Eastern Standard Time on August 5, 2002.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this 2nd day of August, 2002.

PROXIM CORPORATION

By:	/s/ DAVID KING

Name: David King
Title: President

APPENDIX C

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

WARRANT

No.	, 2002

TO PURCHASE SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01

PER SHARE, OF PROXIM CORPORATION

      1.     Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

      “Affiliate” means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and other “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

      “Board” means the Board of Directors of the Company.

      “Business Combination” means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

      “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

      “Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

      “Certificate of Designation” means the Certificate of Designations, Preferences and Rights relating to the Preferred Stock filed with the Secretary of State of Delaware on                     , 2002.

      “Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

      “Company” means Proxim Corporation, a Delaware corporation.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      “Excluded Stock” means (a) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A) (iii)), (b) the issuance of shares of Common Stock in any Qualified Public Offering, (c) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board, (d) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person (other than issuances to Affiliates of the Company), (e) the issuance of shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants and (f) the issuance of any Warrants issued after the date hereof.

      “Exercise Price” has the meaning given to it in Section 2(A).

      “Expiration Time” has the meaning given to it in Section 3.

      “Initial Conversion Price” shall have the meaning set forth in Section 7 of the Certificate of Designation.

      “Market Price” means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

      “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 13 and excluding (i) cash dividends or cash distributions that resulted in an adjustment to the Exercise Price, (ii) cash dividends paid on the Common Stock in which the Preferred Stock participates pursuant to Section 3(a)(i) of the Certificate of Designation and (ii) cash dividends or cash distributions paid on the Preferred Stock), does not exceed 15% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

      “Original Issue Date” means the date on which the Warrants were first issued.

      “Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

      “Qualified Public Offering” means a public or private offering of the shares of Common Stock pursuant to an effective registration statement, pursuant to which the gross proceeds to the Company are not less than $20,000,000.

      “Person” means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

      “Preferred Stock” means the Series A Convertible Preferred Stock of the Company or successor preferred stock as contemplated by the Certificate of Designation.

      “Purchase Agreement” means the Securities Purchase Agreement, dated as of June 16, 2002, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

      “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      “Shares” is defined in Section 2(A).

      “Subsidiary” of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

      “Warrantholder” has the meaning given to it in Section 2(A).

      “Warrants” means collectively the warrants represented hereby (and by any instrument replacing, in whole or in part, this instrument) which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

      2.     Number of Shares; Exercise Price.

      (A) This certifies that, for value received,  or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of                      fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, (the “Shares”) of the Company, at a per Share purchase price (the “Exercise Price”) equal to $3.0559. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares”, “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

      3.     Exercise Rights.

      (A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time but in no event later than 11:59 p.m. New York City Time, on                     , 2007 [Fifth anniversary of closing date] (the “Expiration Date”), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Sunnyvale, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one or a combination of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

      (B) Replacement of Warrant. If the exercising (or selling, as the case may be) Warrantholder does not exercise (or sell, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or sold, as the case may be).

      (C) Notwithstanding anything to the contrary contained herein, if the Holder shall have given the Company written notice or its intention to exercise this Warrant on or before 11:59 p.m., New York City time on the Expiration Date, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant.

      4. Issuance of Shares; Authorization; Listing. Subject to the next sentence, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon issuance and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered (or deemed delivered upon a cashless exercise) to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Shares, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Company will take all commercially reasonable action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

      5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

      6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

      7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Warrantholder or such designated Persons, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

      8. Transfer/ Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

      9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of Shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

      10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. If required by the Company, the Warrantholder shall furnish an indemnity bond sufficient to protect the Company from any out-of-pocket loss which it may suffer if a Warrant is replaced. The Company may charge the Warrantholder for its reasonable expenses in replacing a Warrant.

      11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

      12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

      13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(A) Common Stock Issued at Less than Exercise Price. If the Company issues or sells any Common Stock (including any securities exercisable, exchangeable or convertible into Common Stock) other than Excluded Stock without consideration or for consideration per share (as determined below) less than the Exercise Price in effect as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be the sum of (w) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (x) the number of additional shares of Common Stock which the aggregate consideration received by the Company for the total number of such shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Exercise Price in effect on the last trading day immediately preceding such issuance or sale, and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (z) the number of additional shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

(iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

(b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

(c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

(d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

(e) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class or of any Person other than shares of the Common Stock or (ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants, in each such case the number of Shares issuable upon exercise of this Warrant shall be multiplied by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the fair market value (as reasonably determined by the Board, whose good faith determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed per share of Common Stock; such adjustment shall take effect on the record date for such distribution. In such event, the Exercise Price shall be multiplied by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the fair market value (as determined above) of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of the Warrant, the holder shall receive the amount and kind of such shares, assets, evidences of indebtedness, rights or warrants such holders would have received had such holders exercised this Warrant immediately prior to such record date. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), this Warrant after the date of such Business Combination or reclassification will be exercisable solely for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(E) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, without duplication, whenever any event specified in Sections 13(A), (B), (C) and (D) shall occur.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth ( 1/10) of a cent or to the nearest one-hundredth ( 1/100) of a share, as the case may be. No adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable is required if the amount of such adjustment would be less than $0.01 or one-tenth ( 1/10) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 13(F) are not required to be made will be carried forward and given effect in any subsequent adjustment.

(G) Intentionally omitted.

(H) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 13, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholders, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 13 except in the case of a combination of shares of a type contemplated in Section 13(B) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 13(B). Failure of the Board to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board has determined that it is equitable to make no adjustments in the circumstances.

(I) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 13.

(J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(K) Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(L) Miscellaneous. Except as provided in Section 13, no adjustment in respect of any dividends or other payments or distributions made to Warrantholders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of the Preferred Stock.

(M) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

      14.     GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

      15.     Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

      16.     Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

      17.     Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

PROXIM CORPORATION

By:	______________________________________ Name: Title:

Dated:                     , 2002

PROXY

PROXIM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 8, 2002

     The undersigned stockholder of Proxim Corporation hereby appoints Jonathan N. Zakin and Keith E. Glover, and each of them, with power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Proxim held of record by the undersigned on August 27, 2002, at the special meeting of stockholders of Proxim to be held on Tuesday, October 8, 2002 at 10:00 a.m. local time at Proxim’s principal executive offices located at 935 Stewart Drive, Sunnyvale, California and at any adjournments or postponements thereof.

VOTE BY TELEPHONE

It’s fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1. Read the accompanying proxy statement and proxy card.

2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683)

3. Enter your Voter Control Number located on
    your proxy card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

—DETACH HERE—

☒	Please mark
votes as in
this example

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted “FOR” the Proposal. The undersigned acknowledges receipt of the notice of special meeting of stockholders and proxy statement dated September 4, 2002.

Please mark, sign and date this proxy and return it promptly or vote by telephone whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Proposal:	To approve the conversion of $34 million in outstanding principal amount of our indebtedness into shares of our Series A preferred stock with an initial $34 million liquidation preference and the issuance of warrants to purchase approximately 5.563 million shares of our common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxy holders are authorized to vote upon any other business as may properly come before the meeting, or any adjournments or postponements thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Signature:
Date:	Date: